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                                                                   Exhibit 99.2

Contact: Toni L. Griffin
         MetLife
         (212) 578-3792


   METLIFE, INC. RECEIVES APPROVAL FOR THE ACQUISITION OF GRAND BANK, N.A.

New York, February 13, 2001 - MetLife, Inc. (NYSE: MET) today announced that the Federal Reserve Board has approved the company's application for bank holding company status and its acquisition of Grand Bank, N.A. of Kingston, New Jersey. The Board also has approved MetLife's request for financial holding company status. MetLife signed a definitive agreement in August 2000 to acquire Grand Bank, a nationally chartered bank.

Grand Bank is the first bank purchase by an insurance company since the passage of the Gramm-Leach-Bliley Act, which paved the way for banks, insurance companies, investment banks, and other financial institutions to operate as affiliate companies under the financial holding company umbrella.

"We are pleased that the Federal Reserve Board approved our request for financial holding company status and approved MetLife's acquisition of Grand Bank. Our entree into retail banking will allow us to offer a wide range of integrated financial services to our customers," said Robert H. Benmosche, MetLife's chairman and chief executive officer.

"Providing banking services, as a complement to Institutional and Individual products and services, will allow us to retain customers long term," said Judy Weiss, MetLife's executive vice president in charge of the company's banking unit. "MetLife Bank will initially offer traditional banking services such as checking and savings accounts, CDs, money market accounts, debit cards, and online banking and bill payments, with additional products to be introduced at a later date."

As of September 30, 2000, Grand Bank, which will be renamed MetLife Bank, N.A., reported total assets of approximately $84 million.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and group customers. The MetLife companies serve approximately nine million individual households in the U.S. and companies and institutions with 33 million employees and members. It also has international insurance operations in 12 countries.

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This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company, as well as other statements including words such as "anticipate", "believe", "plan", "estimate", "expect", "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.


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Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (iv) catastrophe losses; (v) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (vi) downgrades in the company's affiliates' claims paying ability or financial strength ratings; (vii) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (viii) adverse litigation or arbitration results and (ix) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.